Exhibit 10.21

BOISE CASCADE COMPANY

INCENTIVE AND PERFORMANCE PLAN

Effective October 29, 2004

(As amended through July 31, 2013)

BOISE CASCADE COMPANY

INCENTIVE AND PERFORMANCE PLAN

1.                                      Purpose of the Plan.  The Boise Cascade Company Incentive and Performance Plan (the “Plan”) is intended to promote the interests of Boise Cascade and its shareholders by (a) attracting, motivating, rewarding, and retaining the broad-based management talent critical to achieving Boise Cascade’s business goals and (b) linking a portion of each Participant’s compensation to the performance of both Boise Cascade and the individual Participant.

2.                                Definitions.  For purposes of this Plan, the following terms shall have the meanings set forth below:

(a)                                      “Award” means a payment made under the Plan based on the Performance Goals applicable to the Award Period for which the payment is made.

(b)                                      “Award Period” means a calendar year; provided, however, that the initial award period shall be the period beginning on October 29, 2004, and ending on December 31, 2004.

(c)                                       “Base Salary” means a Participant’s annual pay rate at the end of the Award Period without taking into account (a) any amounts deferred pursuant to an election under any 401(k) plan, pre-tax premium plan, deferred compensation plan or flexible spending account sponsored by Boise Cascade during the Award Period, (b) any incentive compensation, employee benefit, or other cash benefit paid or provided under any retention, incentive, bonus or employee benefit plan sponsored by Boise Cascade, and (c) any excellence award, gains upon stock option exercises, restricted stock grants or vesting, moving or travel expense reimbursement, imputed income or tax gross-ups, without regard to whether the payment or gain is taxable income to the Participant.  The determination of Base Salary shall be made by Boise Cascade in its sole and absolute discretion.

(d)  A “Change in Control” shall be deemed to have occurred if:

(i)                                     Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company’s then outstanding shares of common stock or the combined voting power of the Company’s then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2(d)(iii) (A) shall not be deemed to be a Change in Control of the Company; or

(ii)                                  The following individuals cease for any reason to constitute at least a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the “Continuing Directors”); or

(iii)                               The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (A) a merger or consolidation which would result in both (x) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (y) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company’s then outstanding shares of common stock or the combined voting power of the Company’s then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2(d)(iii)(A) shall not be deemed to be a Change in Control of the Company; or

(d)                                 The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

A transaction described in Section 2(d)(iii) which is not a Change in Control of the Company solely due to the operation of Subsection 2(d)(iii)(A)(x) will nevertheless constitute a Change in Control of the Company if the Board determines, prior to the consummation of the transaction, that there is not a reasonable assurance that, for at least two years following the consummation of the transaction, at least a majority of the members of the board of directors of the surviving entity or any parent will continue to consist of Continuing Directors and individuals whose election or nomination for election by the shareholders of the surviving entity or any parent would be approved by a vote of at least two-thirds of the Continuing Directors and individuals whose election or nomination for election has previously been so approved.

For purposes of Sections 2(d), “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For purposes of Sections 2(d), “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that “Person” shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of Company securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D.

(e)                                       “Boise Cascade” means Boise Cascade Company.  All actions of Boise Cascade under this Plan will be taken by the Committee or its delegate.

(f)                                        “Committee” means the Compensation Committee of Boise Cascade Company’s Board of Directors.

(g)                                       “Participant” means a Boise Cascade employee to whom an Award is granted pursuant to the Plan, or upon the death of the Participant, his or her successors, heirs, executors, and administrators, as the case may be.

(h)                                      “Performance Goals” means the objectives established by the Committee in its sole discretion with respect to any performance-based Awards that relate to one or more business criteria within the meaning of Section 162(m) of the Code.  Performance Goals may include or be based upon, without limitation: sales; gross revenue; gross margins; internal rate of return; cost; ratio of debt to debt plus equity; profit before tax; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; cash flow; free cash flow; net operating profit; net income; net earnings; net sales or net sales growth; price of stock; return on capital, net assets, equity, or shareholders’ equity; segment income; market share; productivity ratios; expense targets; working capital targets; or total return to shareholders.  Performance Goals may (a) be used to measure the performance of Boise Cascade as a whole or any subsidiary, business unit or segment of Boise Cascade, (b) include or exclude (or be adjusted to include or exclude) extraordinary items, and/or (c) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure, in each case as determined by the Committee in its sole discretion.

3.                                Annual Incentive Awards.

(a)  Award Period and Performance Goals.  Within 90 days of the beginning of each award period (or within 30 days of the beginning of the initial Award Period), the Committee shall establish the specific Performance Goals to be achieved in order for Participants to earn an Annual Incentive Award.  The Committee shall establish a mathematical formula pursuant to which an Award equal to a specified percentage of a Participant’s salary shall be earned upon the attainment of specific levels of the applicable Performance Goals.  This formula may take into account Performance Goals achieved in prior years.  The Performance Goals and formula, once established, shall continue for subsequent years unless modified by the Committee.  The Performance Goals applicable to an Award Period, and the formula pursuant to which Award amounts shall be determined, shall be selected and published within 90 days from the beginning of the Award Period (or within 30 days from the beginning of the initial Award Period).

(b)  Payment.  As soon as practical after the conclusion of each year, the Committee shall review and evaluate the Performance Goals applicable to that year in light of Boise Cascade’s performance measured in accordance with the goals and shall determine whether the goals have been satisfied.  If satisfied, the Committee shall so certify in a written statement and shall apply the criteria to determine the amount of the Award for each Participant, subject to the Committee’s right to reduce or eliminate the amount of any Award.  Awards, if any, less withholding taxes and any other applicable deductions, will be paid as soon as practical following the Committee’s certification.  Payment of earned Annual Incentive Awards may be made in cash.  No Award may be paid to a Participant in excess of $3,000,000 for any single year.   Notwithstanding the Performance Goals and the formula, Boise Cascade reserves the right to reduce the Award payable to any Participant or group of Participants in its sole discretion.

4.                                Funding of Awards.  Funding of Awards under the Plan will be solely out of Boise Cascade’s general assets.  No funds will be set aside, segregated from general assets, or held in any form of trust for payment of Awards.

5.                                Administration of the Plan.

(a) Authority and Delegation.  The Committee shall have the sole discretion, responsibility, and authority to administer and interpret the Plan.  This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan.  The Committee’s responsibilities for administration and interpretation of the Plan shall be exercised by the Committee or by Boise Cascade employees who have been assigned those responsibilities by the Company’s management.  Any interpretation by the Committee or its delegate shall be final and binding on Participants.  Any Boise Cascade employee exercising responsibilities related to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Committee with respect to those responsibilities, unless limited in writing by the Committee.

(b)                                 Terms and Conditions of Awards.  The Committee shall have final discretion, responsibility, and authority to:

(i)                                     grant Awards;

(ii)                                  determine the Participants to whom and the times at which Awards shall be granted;

(iii)                               determine the type and number of Awards to be granted and the applicable terms and conditions;

(iv)                              establish and administer Performance Goals relating to an Award;

(v)                                 establish the rights of Participants with respect to an Award upon termination of employment;

(vi)                              determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered;

(vii)                           make adjustments in the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles;

(viii)                        determine the terms and provisions of Agreements; and

(ix)                                    make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may solicit recommendations from the Company’s management with respect to any or all of the items listed above.

The Committee shall determine the terms and conditions of each Award at the time of grant.  The Committee may establish different terms and conditions for different Participants, for different Awards, and for the same Participant for each Award the Participant may receive, whether or not granted at different times.

6.                                Participation in the Plan.

(a)  Employees will become Participants in the Plan only upon being identified by the Committee as eligible.  If an individual becomes a Participant at any time other than at the beginning of an Award Period, the amount of his or her Award (if any) for that Award Period will be pro-rated based on the number of days the individual participated in the Plan during the Award Period compared to the total number of days in the Award

Period.  Notwithstanding anything to the contrary, the Awards for the initial Award Period (October 29, 2004 through December 31, 2004) shall be pro-rated to reflect the fact that the initial Award Period was not a full year.

(b)  Each Award shall be evidenced by a statement issued to the Participant describing the terms and conditions of such Award and containing such other provisions as the Committee may deem necessary or desirable and which are not in conflict with the terms of the Plan.

7.                                Treatment of Awards Upon Retirement, Disability, Death, Reassignment, or Termination.

(a)                                      A Participant who (i) terminates employment on or after reaching age 55 with ten or more years of employment with Boise Cascade, (ii) becomes totally disabled, (iii) dies, or (iv) terminates employment as a direct result of the sale or permanent closure of a division or facility of Boise Cascade or as a direct result of a merger, reorganization, sale, or restructuring of all or part of Boise Cascade, will cease to be a Participant in the Plan as of the day that event occurs.  In these cases, the Participant (or his or her estate in the case of death) will receive a pro rata Award under the Plan, if an Award is paid.  The Award will be prorated based on the number of days the individual participated in the Plan during that Award Period compared to the total number of days in that Award Period.  This Award shall be paid to the Participant (or estate) as soon as practical after the end of the Award Period.

(b)                                      If a Participant is excluded from participation by Boise Cascade’s decision (other than by reason of termination of employment) or becomes ineligible to participate in this Plan for any reason during an Award Period, the Participant will cease participation as of the date of Boise Cascade’s decision or the date he or she becomes ineligible and will be eligible to receive a pro rata Award, if an Award is paid.  The calculation and payment of this prorated Award will be made as specified in Section 8(a).

(c)                                       Participants who terminate their employment with Boise Cascade during an Award Period other than as described in Section 8(a), whether voluntarily or involuntarily, with or without cause, are not eligible to receive any Award for the Award Period.

8.                                      Change in Control.

(a)  Except as otherwise determined by the Committee at the time of grant of an Award, upon a Change in Control, all Annual Incentive Awards for calendar years ended prior to the Change in Control which have not yet been paid out shall be paid out immediately in cash; for Annual Incentive Awards for the calendar year during which the Change in Control occurs, all Participants shall be deemed to have achieved a pro rata Award equal to the greater of (i) the Participant’s target Annual Incentive Award or (ii) the actual Annual Incentive Award as determined by year-to-date performance through the last day of the month prior to the month in which the Change in Control occurs, in either case multiplied by a fraction, the numerator of which is the number of days which have elapsed from the beginning of the year to the date on which the Change of Control occurs, and the denominator of which is 365, and the Awards shall be paid in cash within 10 days after the Change in Control.

(b)  Any Participant, whose employment is involuntarily terminated for any reason other than disciplinary reasons within three months prior to the date of a Change in Control, shall be treated, solely for purposes of this Plan, as continuing in the Company’s employment until the occurrence of the Change in Control, and to have been terminated immediately thereafter.  Upon a Change in Control, the Plan may not be amended in any manner that would reduce or alter the rights of Participants to any benefit under this Plan without the consent of each affected Participant, for three years following a Change in Control but may be amended thereafter.

9.                                Employment and Participation Not Guaranteed.  This Plan is not intended to and does not create a contract of employment in any manner.  Employment with Boise Cascade is at will, which means that either the employee or Boise Cascade may end the employment relationship at any time and for any reason.  Nothing in this Plan changes or should be construed as changing that at-will relationship.  Participation in the Plan during any Award Period shall not convey the right to be a Participant in the Plan for any other Award Period, and the Committee reserves the right, in its sole discretion, to determine eligibility and level of participation in this Plan.

10.                         Withholding Taxes.  All applicable federal and state taxes required by law to be withheld shall be deducted from all payments made under this Plan.

11.                         Construction and Jurisdiction.  To the extent not governed by federal law, the Plan will be construed according to the laws of the state of Idaho.  Any lawsuit or legal action by any party, person, or entity regarding this Plan, benefits under the Plan, or any related issue may be brought only in Federal District Court in the District of Idaho.

12.                         Form of Communication.  Any election, application, claim, notice, or other communication required or permitted to be made by a Participant shall be made in writing and in such form as Boise Cascade may prescribe.  Communications shall be effective upon receipt by Boise Cascade’s Compensation Manager at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho, 83728.

13.                         Amendment and Termination.  The Committee may at its sole discretion amend or terminate the Plan at any time, provided that Boise Cascade may not amend or terminate the Plan in a manner that adversely affects any benefits earned or accrued by Participants prior to the date of amendment or termination.

14.                               Claims Procedure.  Disputes or claims regarding benefits or other issues arising under the Plan shall be filed in writing with Boise Cascade’s Compensation Manager within 60 days after the event giving rise to the dispute, claim, or grievance.  The claim shall state all facts and include copies of all documents, materials, or other evidence that the Participant believes are relevant to the claim.  The Compensation Manager shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the dispute, claim, or grievance in the name and on behalf of Boise Cascade.  A written decision shall be furnished to the claimant within 60 days after the claim is received.  Boise Cascade in its sole discretion may extend this 60-day period an additional 60 days by notifying the claimant in writing of the extension before the original 60-day period expires.  If the claim is denied, the notice of denial shall include the specific reasons for the denial, pertinent provisions of the Plan, and where appropriate, an explanation as to how the claimant may perfect the claim or submit the claim for review.

15.                               Claims Review Procedure.  Any Participant, former Participant, or beneficiary who has been denied a benefit claim shall be entitled, upon written request, to a review of his or her claim.  The request for review, together with a written statement of the claimant’s position, shall be filed with the Compensation Manager within 60 days after receiving the initial notice of denial.  The Compensation Manager will promptly inform Boise Cascade’s senior human resources officer.  The written decision of the senior human resources officer shall be furnished to the claimant within 60 days after the Compensation Manager receives the appeal.  Boise Cascade in its sole discretion may extend this 60-day period an additional 60 days by notifying the claimant in writing of the extension before the original 60-day period expires.  The written decision will state the facts and plan provisions upon which the decision is based and is final and binding on all parties.

16.                               Lawsuits; Venue; Applicable Law.  No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 14 and 15.  Any lawsuit must be initiated no later than (a) one year after the event(s) giving rise to the claim occurred, or (b) 60 days after a final written decision was provided to the claimant under Section 15, whichever is sooner.  Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Boise, Idaho.  Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action.  To the extent not preempted by federal law, the laws of the state of Delaware shall apply.

17.                               Participant Rights.  No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation to treat Participants uniformly.

18.                         Legal Agent.  The contact for legal matters concerning the Plan is Boise Cascade’s General Counsel.  He may be contacted as follows:

By mail:                                   General Counsel

Boise Cascade Company

P.O. Box 50

Boise, ID 83728-0050

By telephone:      208/384-6451

By fax:                                        208/331-5757

19.                               Plan Administrator.  The contact for general administrative issues is the Compensation Manager:

By mail:                                   Compensation Manager

Boise Cascade Company

P.O. Box 50

Boise, ID 83728-0050

By telephone:      208/384-7689

By fax:                                        208/333-1846

20.                         Effective Date.  The Plan is effective October 29, 2004.